Exhibit 99.1

The First Bancorp Reports Record Quarterly Results

DAMARISCOTTA, ME, October 18, 2017 – The First Bancorp (Nasdaq: FNLC), parent company of First National Bank, announced today that net income for the three months ended September 30, 2017 was $5.0 million, up $420,000 or 9.2% from the quarter ended September 30, 2016. Earnings per common share on a fully diluted basis were $0.46, up 9.5% from the same period in 2016. The Company also announced operating results for the nine months ended September 30, 2017. Net income was $14.5 million, up $813,000 or 5.9% from the first nine months of 2016, with earnings per share on a fully diluted basis of $1.34, up 5.5% from the same period in 2016.
The Company’s President and CEO Tony C. McKim remarked “I’m pleased to report that the third quarter of 2017 was the best quarter in the history of The First Bancorp, with net income up $99,000 from the prior record reported for the second quarter of this year.” President McKim further commented that “the primary contributor to our increased earnings continues to be growth in earning assets. The strong growth trend in the loan and investment portfolios that we have experienced over the past several years continued this quarter, leading directly to increased net interest income and, in turn, our record quarterly net income. Shareholders benefited from our earnings strength through the 24 cents per share dividend declared on September 28.” The Company continues to pay out more than half of its net income in the form of cash dividends.
President McKim added “We continued to experience growth on both sides of the balance sheet in the third quarter and over the past year. Total loans increased $49.6 million or 4.6% year-to-date, and are up $92.1 million or 8.9% year-over-year. The investment portfolio is up $13.3 million or 2.5% year-to-date, and since September 30, 2016 the portfolio is up $67.4 million or 13.9%. On the funding side of the balance sheet, low-cost deposits are up $78.2 million or 12.2% since year end, and $46.3 million or 6.9% year-over-year. Total deposits are up $107.1 million or 8.6% year to date, and $176.3 million or 15.0% since September 30, 2016.

“Net interest income on a tax-equivalent basis for the three months ended September 30, 2017 was up $1.6 million or 14.5% from the same period in 2016,” President McKim continued. “The increase was attributable to a combination of the growth in earning assets described previously and an improvement in our net interest margin to 3.02% for the quarter, up from 2.98% the same period in 2016. Non-interest income for the three months ended September 30, 2017 was up $24,000 from the same period in 2016. Lower year-to-year revenues from service charges on deposit accounts and mortgage banking activities were partially offset by gains in debit card revenue and investment management income from First Advisors, theBank’s trust and investment management division. The Company also took advantage of the favorable interest rate environment to book $468,000 in securities gains in the quarter. Non-interest expense for the third quarter increased $608,000 or 8.2% from the same period in 2016, primarily due to higher employee costs.”
Commenting on the Company’s credit quality, President McKim stated “our metrics remain solid. Non-performing assets stood at 0.94% of total assets as of September 30, 2017, up from the post-recession low of 0.44% reported last quarter. This change is attributable to deterioration in two loan relationships. As a result, we provisioned $750,000 for loan losses in the third quarter of 2017, up $375,000 from the third quarter of 2016. The allowance for loan losses stood at 0.98% of total loans as of September 30, 2017, up from 0.95% at June 30, 2017, and down slightly from the 1.00% of total loans at September 30, 2016. Past-due loans were 0.98% of total loans at September 30, 2017, down from 1.18% at December 31, 2016 and up slightly from 0.95% at September 30, 2016.”
“The Company’s continued strong performance is demonstrated in our operating ratios” commented the Company’s Chief Financial Officer, F. Stephen Ward. “Our return on average assets was 1.09% and our return on average tangible common equity was 13.08% for the three months ended September 30, 2017, and 1.09% and 13.06%, respectively, for the nine months then ended. We continue to outperform the Bank’s UPBR peer group, which had a return on average assets of 1.04% and a return on average common equity of 9.96% as of June 30, 2017. Our ratios placed us in the 63rd and 81st percentiles, respectively, compared to peer. The Company’s efficiency ratio stood at 49.88% for the three months ended September 30, 2017, improved from the 50.25% reported for the same period of 2016, and compares very favorably to the Bank’s UBPR peer group average which stood at 62.63% as of June 30, 2017.”
The First Bancorp’s stock closed at $30.31 per share on September 29, 2017, up from $23.97 a year ago and down from the year-end close at $33.10 per share. With dividends reinvested, the Company’s 12-month total return stands at 31.38%. FNLC outperformed the broad market during this period, as measured by the S&P 500 which had a total return with dividends reinvested of 18.60%, as well as the Russell 2000, in which we are included, which had a total return of 20.71%. Compared to industry indices, FNLC outperformed the KBW Regional Bank Index which had a total return of 28.77% while slightly trailing the Nasdaq Bank Index with a total return of 32.98%.
“The Company continues to perform very well three quarters into 2017” President McKim concluded. “Healthy growth on both sides of the balance sheet has led to increased net interest income, producing record earnings again this quarter. I stand proud of the outstanding team of banking professionals we have at First National Bank and First Advisors. Our record results are a direct result of their ongoing effort and customer focus.”

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	September 30, 2017	December 31, 2016	September 30, 2016
Assets
Cash and due from banks	$22,375	$17,366	$23,456
Interest-bearing deposits in other banks	584	293	15,098
Securities available for sale	298,999	300,416	282,293
Securities to be held to maturity	242,679	226,828	188,770
Restricted equity securities, at cost	10,798	11,930	14,048
Loans held for sale	434	782	1,228
Loans	1,121,086	1,071,526	1,028,992
Less allowance for loan losses	11,012	10,138	10,298
Net loans	1,110,074	1,061,388	1,018,694
Accrued interest receivable	5,820	5,532	5,079
Premises and equipment	21,731	22,202	21,779
Other real estate owned	320	375	855
Goodwill	29,805	29,805	29,805
Other assets	38,082	35,958	33,983
Total assets	$1,781,701	$1,712,875	$1,635,088
Liabilities
Demand deposits	$193,089	$140,482	$158,476
NOW deposits	291,403	282,971	295,708
Money market deposits	134,257	125,544	76,685
Savings deposits	234,456	217,340	218,425
Certificates of deposit	250,865	195,115	192,424
Certificates $100,000 to $250,000	202,722	240,904	183,991
Certificates $250,000 and over	43,257	40,601	48,040
Total deposits	1,350,049	1,242,957	1,173,749
Borrowed funds	234,328	278,901	268,098
Other liabilities	17,442	18,496	17,247
Total Liabilities	1,601,819	1,540,354	1,459,094
Shareholders' equity
Common stock	108	108	108
Additional paid-in capital	61,446	60,723	60,500
Retained earnings	118,360	111,693	112,900
Net unrealized gain (loss) on securities available-for-sale	(825)	(935)	2,708
Net unrealized loss on securities transferred from available for sale to held to maturity	(140)	(129)	(124)
Net unrealized gain on cash flow hedging derivative instruments	1,035	1,163	58
Net unrealized loss on postretirement benefit costs	(102)	(102)	(156)
Total shareholders' equity	179,882	172,521	175,994
Total liabilities & shareholders' equity	$1,781,701	$1,712,875	$1,635,088
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	10,824,724	10,793,946	10,788,329
Book value per common share	$16.62	$15.98	$16.31
Tangible book value per common share	$13.84	$13.20	$13.53

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the nine months ended September 30,		For the quarter ended September 30,
In thousands of dollars, except per share data	2017	2016	2017	2016
Interest income
Interest and fees on loans	$33,415	$29,759	$11,648	$10,021
Interest on deposits with other banks	46	17	23	9
Interest and dividends on investments	11,549	10,383	3,846	3,253
Total interest income	45,010	40,159	15,517	13,283
Interest expense
Interest on deposits	6,769	4,382	2,473	1,538
Interest on borrowed funds	3,146	3,568	1,090	1,216
Total interest expense	9,915	7,950	3,563	2,754
Net interest income	35,095	32,209	11,954	10,529
Provision for loan losses	1,750	1,125	750	375
Net interest income after provision for loan losses	33,345	31,084	11,204	10,154
Non-interest income
Investment management and fiduciary income	1,995	1,805	655	591
Service charges on deposit accounts	1,562	1,711	511	528
Net securities gains	471	668	468	137
Mortgage origination and servicing income	1,260	1,534	499	896
Other operating income	4,050	3,721	1,360	1,317
Total non-interest income	9,338	9,439	3,493	3,469
Non-interest expense
Salaries and employee benefits	12,110	11,136	4,267	3,931
Occupancy expense	1,816	1,735	589	589
Furniture and equipment expense	2,702	2,416	942	819
FDIC insurance premiums	762	631	259	210
Amortization of identified intangibles	32	32	10	10
Other operating expense	5,929	5,900	1,946	1,846
Total non-interest expense	23,351	21,850	8,013	7,405
Income before income taxes	19,332	18,673	6,684	6,218
Applicable income taxes	4,830	4,984	1,702	1,656
Net Income	$14,502	$13,689	$4,982	$4,562
Basic earnings per share	$1.35	$1.28	$0.46	$0.43
Diluted earnings per share	$1.34	$1.27	$0.46	$0.42

The First Bancorp
Selected Financial Data (Unaudited)

	As of and for the nine months ended September 30,		As of and for the quarters ended September 30,
Dollars in thousands, except for per share amounts	2017	2016	2017	2016

Summary of Operations
Interest Income	$45,010	$40,159	$15,517	$13,283
Interest Expense	9,915	7,950	3,563	2,754
Net Interest Income	35,095	32,209	11,954	10,529
Provision for Loan Losses	1,750	1,125	750	375
Non-Interest Income	9,338	9,439	3,493	3,469
Non-Interest Expense	23,351	21,850	8,013	7,405
Net Income	14,502	13,689	4,982	4,562
Per Common Share Data
Basic Earnings per Share	$1.35	$1.28	$0.46	$0.43
Diluted Earnings per Share	1.34	1.27	0.46	0.42
Cash Dividends Declared	0.71	0.68	0.24	0.23
Book Value per Common Share	16.62	16.31	16.62	16.31
Tangible Book Value per Common Share	13.84	13.53	13.84	13.53
Market Value	30.31	23.97	30.31	23.97
Financial Ratios
Return on Average Equity (a)	10.86%	10.48%	10.91%	10.24%
Return on Average Tangible Common Equity (a)	13.06%	12.67%	13.08%	12.33%
Return on Average Assets (a)	1.09%	1.15%	1.09%	1.12%
Average Equity to Average Assets	10.03%	10.94%	10.02%	10.99%
Average Tangible Equity to Average Assets	8.35%	9.06%	8.36%	9.12%
Net Interest Margin Tax-Equivalent (a)	3.03%	3.08%	3.02%	2.98%
Dividend Payout Ratio	52.59%	53.13%	52.17%	53.49%
Allowance for Loan Losses/Total Loans	0.98%	1.00%	0.98%	1.00%
Non-Performing Loans to Total Loans	1.46%	0.69%	1.46%	0.69%
Non-Performing Assets to Total Assets	0.94%	0.49%	0.94%	0.49%
Efficiency Ratio	49.51%	50.19%	49.88%	50.25%
At Period End
Total Assets	$1,781,701	$1,635,088	$1,781,701	$1,635,088
Total Loans	1,121,086	1,028,992	1,121,086	1,028,992
Total Investment Securities	552,476	485,111	552,476	485,111
Total Deposits	1,350,049	1,173,749	1,350,049	1,173,749
Total Shareholders' Equity	179,882	175,994	179,882	175,994
(a) Annualized using a 365-day basis for 2017 and a 366-day basis for 2016.

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total which, as adjusted, increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2017 and 2016.

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net interest income as presented	$35,095	$32,209	$11,954	$10,529
Effect of tax-exempt income	2,953	2,291	1,003	785
Net interest income, tax equivalent	$38,048	$34,500	$12,957	$11,314
The Company presents its efficiency ratio using non-GAAP information which is most commonly used by financial institutions. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Non-interest expense, as presented	$23,351	$21,850	$8,013	$7,405
Net interest income, as presented	35,095	32,209	11,954	10,529
Effect of tax-exempt income	2,953	2,291	1,003	785
Non-interest income, as presented	9,338	9,439	3,493	3,469
Effect of non-interest tax-exempt income	248	267	83	89
Net securities (gains)/losses	(471)	(668)	(468)	(137)
Adjusted net interest income plus non-interest income	$47,163	$43,538	$16,065	$14,735
Non-GAAP efficiency ratio	49.51%	50.19%	49.88%	50.25%
GAAP efficiency ratio	52.55%	52.46%	51.87%	52.90%
The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the nine months ended		For the quarters ended
In thousands of dollars	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Average shareholders' equity as presented	$178,482	$174,415	$181,153	$177,312
Less intangible assets	(30,049)	(30,092)	(30,064)	(30,082)
Tangible average shareholders' equity	$148,433	$144,323	$151,089	$147,230

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.